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                                                                Exhibit 99.1




                                                    Media contact:
                                                 Kimberly N. Gronniger
                                                   Phone: 785.575.1927
                                                     FAX: 785.575.6399
                                                           News@wr.com

                                                     Investor contact:
                                                      Carl A. Ricketts
                                                   Phone: 785.575.8424
                                                     FAX: 785.575.1774
                                                  Carl_ricketts@wr.com
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Western Resources

                   WESTERN RESOURCES RESPONDS TO KCc'S ACTION

         TOPEKA, Kan., May 9, 2001 -- Western Resources today responded to the Kansas Corporation Commission's announcement last night that it has established a docket to investigate the company's proposed corporate restructuring and other aspects of its unregulated businesses.

         Spokesperson Kim Gronniger said, "While we will continue to cooperate with the Commission, Westar Industries does not expect the opening of this docket to affect its plans for its proposed rights offering, which we believe is in the best interests of the company and its customers."

         Gronniger said the rights offering is expected to raise approximately $100 million, which will be used to pay down third-party utility debt.

         Following the rights offering, the company will own in excess of 80 percent of Westar Industries, which will continue to be consolidated in Western Resources' financial statements until split-off to shareholders in connection with the proposed merger with Public Service Company of New Mexico.

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Western Resources, page two

         The rights offering will not impact the utilities' ability to provide safe and reliable electric service to its customers. The company and Westar recently entered into an agreement that they believe addresses many of the issues outlined in yesterday's order. The company has also recently invested more than $230 million for new power plants to meet the growing needs of its customers.

                                      -30-

         Western Resources (NYSE: WR) is a consumer services company with interests in monitored services and energy. The company has total assets of about $8 billion, including security company holdings through ownership of Protection One (NYSE: POI) and Protection One Europe, which have more than 1.5 million security customers. Its utilities, KPL and KGE, provide electric service to approximately 636,000 customers in Kansas. Through its ownership in ONEOK, Inc. (NYSE: OKE), a Tulsa-based natural gas company, Western Resources has a 45 percent interest in one of the largest natural gas distribution companies in the nation, serving more than 1.4 million customers.

         For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wr.com.

         Forward-looking statements: Certain matters discussed here and elsewhere in this news release are "forward-looking statements." The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we "believe," "anticipate," "expect" or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals. Such statements address future events and conditions concerning capital expenditures, earnings, liquidity and capital resources, litigation, rate and other regulatory matters, possible corporate restructurings, mergers, acquisitions, dispositions, including the proposed rights offering of Westar Industries, Inc. common stock, the separation of Westar Industries, Inc. from our electric utility businesses and the consummation of the acquisition of our electric operations by Public Service Company of New Mexico, compliance with debt covenants, changes in accounting requirements and other accounting matters, interest and dividends, Protection One's financial condition and its impact on our consolidated results, environmental matters, changing weather, nuclear operations, ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses, events in foreign markets in which investments have been made, and the overall economy of our service area. What happens in each case could vary materially from what we expect because of such things as electric utility deregulation, ongoing municipal, state and federal activities, such as the Wichita municipalization efforts; future economic conditions; legislative and regulatory developments; competitive markets; and other circumstances affecting anticipated operations, sales and costs. See the company's and Protection One's Annual Reports on Forms 10-K, quarterly reports on Form 10Q and current reports on Form 8K filed with the Securities and Exchange Commission for further discussion of factors affecting the company's and Protection One's performance. Western Resources disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this news release.

         A registration statement relating to the common stock issuable upon exercise of the rights has been filed with the Securities and Exchange Commission but has not yet become effective. The securities issuable upon exercise of the rights may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities issuable upon exercise of the rights in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

         A copy of the registration statement may be obtained from the public reference room of the Securities and Exchange Commission in Washington, D.C. and is also available from the SEC's website at http://www.sec.gov.